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                                                                  EXHIBIT (d)(1)



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          VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 PM
                       NEW YORK CITY TIME ON MAY 8, 1998 *



                        THE ZWEIG TOTAL RETURN FUND, INC.
                         SUBSCRIPTION RIGHTS CERTIFICATE
               TO BE USED TO SUBSCRIBE FOR SHARES OF COMMON STOCK



DEAR SHAREHOLDER,



As a registered owner of this Subscription Rights Certificate, you are entitled to purchase shares of the common stock of The Zweig Total Return Fund, Inc. pursuant to the terms and conditions set forth in the enclosed Prospectus which describes the Rights Offering. This is a non-transferable offering.



Each shareholder will receive 1 right for each share of common stock of record held on April 15, 1998 (the "Record Date"). You will need 7 rights to purchase 1 new share of common stock. See the box below which calculates how many shares you are entitled to purchase through the offering (Primary Subscription Entitlement). As an example, if you owned 100 shares on April 15, 1998, you would be entitled to purchase 14 new shares of The Zweig Total Return Fund
(100 / 7 = 14.29). No fractional shares will be issued.



FOR FINAL PRICING OF SHARES PURSUANT TO THE RIGHTS OFFERING PLEASE READ THE BACK OF THIS CERTIFICATE.



                   Full Primary Subscription Entitlement



  Number of shares you owned on April 15, 1998                 /7 =  new shares
  -----------------------------------------------------------------------------
                                                (ignore fractions)



YOU HAVE FOUR CHOICES:



1. You can subscribe for all the new shares listed in the box above (the "Primary Subscription")



2. You can subscribe for more than the number of new shares listed in the box above (the "Over-Subscription Privilege"). Certain shareholders may not subscribe, and their shares may be available to you subject to an allocation process as described in the Prospectus.



3. You can subscribe for less than the number of new shares listed in the box above, or



4. If you do not wish to purchase additional shares, disregard this material.



ENTER ONE CHOICE ONLY:



/ / 1.  I wish to apply for the Primary Subscription ___ x $___=Total Due $_____
                                                   shares



/ / 2. I wish to apply for the Full Primary Subscription plus the Over-Subscription Privilege.



                  Primary Subscription Shares   ____________ x $_____ = $_______
            plus  Additional Shares         +   ____________ x $_____ = +_______
                  Total Shares                  ____________ Total Due $________



/ / 3. I wish to apply for less than the number of new shares listed in the box above
             Enter number of shares  ____________ x $_____ = Total Due $______



                                 //////////////



                                                      Control No._______________
                                                      Account No._______________



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INSTRUCTIONS



IN ORDER TO PURCHASE SHARES OF THE ZWEIG TOTAL RETURN FUND, INC. PURSUANT TO THE RIGHTS OFFERING, PLEASE BE SURE TO:



1. COMPLETE THE INFORMATION ON THE FRONT OF THIS CERTIFICATE.



2. SIGN BELOW.



3. RETURN THIS COMPLETED AND SIGNED CERTIFICATE TOGETHER WITH PAYMENT AS CALCULATED ON THE FRONT OF THIS CERTIFICATE TO STATE STREET BANK AND TRUST COMPANY IN THE ENVELOPE PROVIDED BEFORE 5:00 P.M., NEW YORK CITY TIME ON MAY 8TH, 1998 (THE "EXPIRATION DATE"). REMEMBER, FULL PAYMENT MUST BE MADE IN UNITED STATES DOLLARS BY MONEY ORDER OR CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES AND MADE PAYABLE TO STATE STREET BANK AND TRUST COMPANY. NO THIRD PARTY CHECKS WILL BE ACCEPTED.



4. ALTERNATIVELY, YOU MAY CONTACT YOUR BROKER AND COMPLETE A NOTICE OF GUARANTEED DELIVERY FORM.



FINAL PRICING (SUBSCRIPTION PRICE)



The purchase price will be 95% of the average of the last reported price of a share of the Fund's common stock on the New York Stock Exchange on May 8, 1998 and the four preceding business days. In other words, the closing prices of May 4th, 5th, 6th, 7th and 8th will be averaged and then multiplied by 95%. This will be your final subscription price for the new shares. The estimated subscription price is $______, as shown on the front of this form. It is possible that shareholders will receive a refund or be required to pay an additional amount equal to the difference between the estimated subscription price of $______and the final subscription price.



SIGNATURE



I acknowledge that I have received the Prospectus for this rights offering, and I hereby irrevocably subscribe for the number of new Shares indicated on the front of this certificate on the terms and conditions specified in the Prospectus. I understand and agree that I will be obligated to pay any additional amount to the Fund if the Subscription Price, as determined on the Expiration Date, is in excess of $______, the estimated subscription price.



I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies provided for in the Prospectus.



Signature of Subscriber(s)__________________________________ Signature Guarantee
 if required_____________________   (Please sign here)__________________________



Telephone number (including area code):_________________________



If you wish to have your Shares and refund check (if any) delivered to another address other than that listed on this subscription certificate you must have your signature guaranteed. Appropriate signature guarantors include: banks and savings associations, credit unions, member firms of a national securities exchange, municipal securities dealers and government securities dealers. Please provide delivery address below and please note if it is a permanent change.



Other Address___________________________________________________________________



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DESIGNATION OF BROKER-DEALER



Please list below the name of your broker and the brokerage firm who may have been helpful to you with respect to this offering.



BROKERAGE FIRM NAME:____________________________________________________________



BROKER'S NAME:__________________________________________________________________



BROKER'S REP NUMBER:____________________________________________________________



   PLEASE CALL GEORGESON & COMPANY INC., THE FUND'S INFORMATION AGENT, AT
     1-800-223-2064 IF YOU HAVE ANY QUESTIONS ABOUT THE RIGHTS OFFERING.



*UNLESS OFFER IS EXTENDED



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